Exhibit 1(u)

                     BLACKROCK GLOBAL ALLOCATION FUND, INC.

         Articles Supplementary Increasing the Authorized Capital Stock

      BLACKROCK GLOBAL ALLOCATION FUND, INC. (hereinafter referred to as the "Corporation"), a Maryland corporation, hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

1. The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940, as amended, with the authority to issue Five Billion Five Hundred Fifty Million (5,550,000,000) shares of capital stock as follows:

      Classes                                     Number of Authorized Shares
      -------                                     ---------------------------
      Investor A Common Stock                                     450,000,000
      Investor B Common Stock                                   1,500,000,000
      Investor C Common Stock                                     700,000,000
      Institutional Common Stock                                  900,000,000
      Class R Common Stock                                      2,000,000,000
                                                                -------------
                                                Total:          5,550,000,000

All shares of the Corporation's capital stock have a par value of Ten Cents ($0.10) per share, and an aggregate par value of Five Hundred Fifty-Five Million Dollars ($555,000,000).

2.    The Board of Directors of the Corporation, acting in accordance with
Section 2-105(c) of the Maryland General Corporation Law and Article V, Paragraph 2 of the Articles of Incorporation of the Corporation, as amended and supplemented (the "Charter"), hereby increases the total number of authorized shares of Common Stock of the Corporation by Two Billion Four Hundred Fifty Million (2,450,000,000).

3. After the increase in the number of authorized shares, the Corporation will have the authority to issue Eight Billion (8,000,000,000) shares of capital stock as follows:

      Classes                                    Number of Authorized Shares
      -------                                    ---------------------------
      Investor A Common Stock                                  2,000,000,000
      Investor B Common Stock                                  1,500,000,000
      Investor C Common Stock                                  1,500,000,000
      Institutional Common Stock                               1,000,000,000
      Class R Common Stock                                     2,000,000,000
                                                               -------------
                                               Total:          8,000,000,000

After this increase, all shares of the Corporation's capital stock have a par value of Ten Cents ($0.10) per share, and an aggregate par value of Eight Hundred Million Dollars ($800,000,000).

4. All of the shares of the Corporation's common stock continue to have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as currently set forth in the Corporation's Charter.


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      IN WITNESS WHEREOF, BLACKROCK GLOBAL ALLOCATION FUND, INC. has caused these presents to be signed in its name and on its behalf by its President and Chief Executive Officer and witnessed by its Assistant Secretary as of the 25th day of February, 2008.

                                  BLACKROCK GLOBAL ALLOCATION, INC.


                                  By: /s/ Donald C. Burke
                                      ------------------------------------
                                      Donald C. Burke, President and Chief
                                      Executive Officer

Witness:

/s/ Denis R. Molleur
-------------------------------------
Denis R. Molleur, Assistant Secretary


      THE UNDERSIGNED, President and Chief Executive Officer of the Corporation, who executed on behalf of the Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles Supplementary to be the corporate act of the Corporation and further certifies, as to all of the matters and facts required to be verified under oath, that to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under the penalties of perjury.

                                  /s/ Donald C. Burke
                                  ------------------------------------
                                  Donald C. Burke, President and Chief
                                  Executive Officer